CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-265678, 333-263038, 333-263022, and 333-263041) of RiverSource Life Insurance Company of our report dated February 23, 2023 which appears in this Form 10-K. /s/ PricewaterhouseCoopers LLP Minneapolis, Minnesota March 10, 2023 Exhibit 23